As filed with the Securities and Exchange Commission on March 18, 1994.
                         Registration No. 33-_________
 ____________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                  FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                        ___________________________

                             UNUM CORPORATION
             (Exact name of issuer as specified in its charter)

      Delaware                                        01-0405657
(State of incorporation)               (I.R.S. Employer Identification No.)

                             2211 Congress Street
                                Portland, Maine                  04122
                    (Address of Principal Executive Office)    (Zip Code)
                            _______________________

                               UNUM CORPORATION
                      1990 LONG-TERM STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                          KEVIN J. TIERNEY, Esquire
                                  Secretary
                              UNUM CORPORATION
                            2211 Congress Street
                           Portland, Maine 04122
                               (207) 770-4363
            (Name, address and telephone number of agent for service)

 ____________________________________________________________________________

                        CALCULATION OF REGISTRATION FEE

                               Proposed          Proposed
 Title of                       Maximum          Maximum
Securities      Amount         Aggregate         Aggregate        Amount of
  To Be          To Be          Offering         Offering       Registration
Registered    Registered   Price Per Share (1)   Price (1)           Fee
 ____________________________________________________________________________

Common Stock  3,300,000        $56.938        $187,895,400.00    $64,791.97
$.10 Par
Value

(1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the maximum aggregate offering price was calculated, for the shares of common stock that may be purchased under the Plan, based on the average of the high and low prices of such common stock as reported on the New York Stock
Exchange on March 16, 1994.

          AMENDMENTS TO THE 1990 LONG-TERM STOCK INCENTIVE PLAN


The Plan was amended to provide for the following changes:

Date of
Amendment                                   Purpose of Amendment

12/13/90 To add sub-section 12(k) which authorizes the Committee to grant Awards to eligible
                            Participants relative to surrendering of existing rights under this or other Employer benefit plan.

2/14/92 To reflect the two-for-one split of the Corporation's Common Stock, which was approved by the Corporation's Board of Directors on 2/14/92 with a payment date of the split of 3/9/92.

9/11/92 To allow Optionees to elect to pay the exercise price and taxes due for Options by having the shares of Common Stock to be issued by the Corporation to be sold by a broker in a manner that meets the requirements of 12 C.F.R.
                            Section 220.

3/12/93 To increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan from 3,500,000 to 6,800,000.



This information has been updated by way of a new supplement to the prospectus. A copy of the 1990 Long-Term Stock Incentive Plan was filed as
Exhibit 4 in the Registration Statement previously filed with the Securities and Exchange Commission on December 14, 1990, as Registration No. 33-38225.

                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


The information contained in the Registration Statement with the Securities and Exchange Commission on December 14, 1990, as Registration No. 33-38225, is incorporated herein by reference.

8.       Exhibits

              Exhibit No.                  Description

                  5                        Opinion of Counsel

                 15                        Acknowledgments of Independent
                 15.1                        Accountants

                 23                        Consent of Independent Accountants

                 24                        Power of Attorney

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine, on the 18th day of March, 1994.

                                       UNUM Corporation

                                       By:  /s/  James F. Orr III
                                                 James F. Orr III, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.


        Signature                      Title                   Date


/s/     Rodney N. Hook         Chief Financial Officer    March 18, 1994
        Rodney N. Hook


/s/     Stephen D. Roberts     Vice President and         March 18, 1994
        Stephen D. Roberts       Controller


        *                      Director                   March 18, 1994
Gayle O. Averyt


        *                      Director                   March 18, 1994
Kenneth S. Axelson


        *                      Director                   March 18, 1994
Robert E. Dillon, Jr.


        *                      Director                   March 18, 1994
Gwain H. Gillespie


        *                      Director                   March 18, 1994
Ronald E. Goldsberry

   Signature                    Title                          Date


       *                       Director                    March 18, 1994
Donald W. Harward


       *                       Director                    March 18, 1994
Cynthia A. Montgomery


       *                       Director                    March 18, 1994
James L. Moody, Jr.


       *                       Director                    March 18, 1994
Lawrence R. Pugh


       *                       Director                    March 18, 1994
Lois Dickson Rice


       *                       Director                    March 18, 1994
John W. Rowe


        *                      Director                    March 18, 1994
Robert L. Swiggett



* John-Paul DeRosa, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed as an exhibit to this Registration Statement.




/s/      John-Paul DeRosa
         John-Paul DeRosa
         Assistant Secretary
         Attorney-in-Fact

Dated:  March 18, 1994

                               EXHIBIT INDEX

                                                               Sequentially
   Exhibit No.                    Description                  Numbered Page


       5                       Opinion of Counsel                      8

      15                       Acknowledgment of Independent           9
      15.1                       Accountants                          10


      23                       Consent of Independent Accountants     11

      24                       Power of Attorney                      12

                                                                EXHIBIT 5



March 18, 1994





UNUM Corporation
2211 Congress Street
Portland, ME  04122


Gentlemen:

As counsel and Secretary for UNUM Corporation, a Delaware corporation (the "Company"), I am familiar with the company's 1990 Long-Term Stock Incentive Plan (the "Plan") and the registration under the Securities Act of 1933 on Form S-8 of the 3,300,000 shares of Common Stock, $.10 par value per share, of the Company (the "Shares") reserved for issuance under the Plan.

Based upon my examination of the Plan and such other documents as I have deemed relevant hereto, I am of the opinion that the Shares, when issued and paid for pursuant to the Plan, will be validly issued and outstanding, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit no. 5 to the Registration Statement on Form S-8 relating to the Shares and the Plan.

Very truly yours,


/s/  Kevin J. Tierney
     Kevin J. Tierney
     General Counsel

                                                                 EXHIBIT 15


                          ERNST & YOUNG LETTERHEAD





March 17, 1994



To the Directors and Stockholders
UNUM Corporation
Portland, Maine


We are aware of the incorporation by reference in the Registration Statement (Form S-8) of UNUM Corporation pertaining to the 1990 Long-Term Stock Incentive Plan of UNUM Corporation, of our reports dated April 28, 1993 and July 23, 1993 relating to the unaudited consolidated interim financial statements of UNUM Corporation and subsidiaries which are included in its Forms 10-Q for the quarters ended March 31, 1993 and June 30, 1993.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                              EXHIBIT 15.1


                       COOPERS & LYBRAND LETTERHEAD







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

We are aware that our report dated October 22, 1993 on our review of interim financial information of UNUM Corporation for the three-month and nine-month periods ended September 30, 1993, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement (Form S-8) pertaining to the 1990 Long-Term Stock Incentive Plan of UNUM Corporation. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by accountants within the meaning of Section 7 and 11 of that Act.


March 18, 1994

                                                               EXHIBIT 23


                         ERNST & YOUNG LETTERHEAD




                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of UNUM Corporation on Form S-8 pertaining to the 1990 Long-Term Stock Incentive Plan of UNUM Corporation of our report dated March 26, 1993, with respect to the supplemental consolidated financial statements and schedules of UNUM Corporation and subsidiaries included in the Current Report (Form 8-K) dated September 21, 1993, filed with the Securities and Exchange Commission.


March 17, 1994
Boston, Massachusetts

                                                               EXHIBIT 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Tierney and John-Paul DeRosa his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 in order to register an additional 3,300,000 shares of the Corporation's Common Stock under said Act for issuance under the Corporation's 1990 Long-Term Stock Incentive Plan, and any or all amendments to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Witness our signatures on the date set forth below:

        Signature                  Title                        Date


/s/    Gayle O. Averyt           Director                  December 9, 1993
       Gayle O. Averyt


/s/    Kenneth S. Axelson        Director                  December 9, 1993
       Kenneth S. Axelson


/s/    Robert E. Dillon, Jr.     Director                  December 9, 1993
       Robert E. Dillon, Jr.


/s/    Gwain H. Gillespie        Director                  December 9, 1993
       Gwain H. Gillespie

           Signature               Title                          Date


/s/    Ronald E. Goldsberry      Director                  December 9, 1993
       Ronald E. Goldsberry


/s/    Donald W. Harward         Director                  December 9, 1993
       Donald W. Harward


/s/    Cynthia A. Montgomery     Director                  December 9, 1993
       Cynthia A. Montgomery


/s/    James L. Moody, Jr.       Director                  December 9, 1993
       James L. Moody, Jr.


/s/    Lawrence R. Pugh          Director                  December 9, 1993
       Lawrence R. Pugh


/s/    Lois Dickson Rice         Director                  December 9, 1993
       Lois Dickson Rice


/s/    John W. Rowe              Director                  December 9, 1993
       John W. Rowe


/s/    Robert L. Swiggett        Director                  December 9, 1993
       Robert L. Swiggett